FORM 10-K                                    Page 211

Exhibit 10.1(b)

                   SECOND AMENDMENT TO THE

                 EMPLOYEES' RETIREMENT PLAN

                             OF

                   CONE MILLS CORPORATION
         (As Amended and Restated December 1, 1994)


     SECOND AMENDMENT, dated as of December 5, 1995, to the Employees' Retirement Plan of Cone Mills Corporation, As
Amended and Restated December 1, 1994 (the "Plan").

                          RECITALS

     A. The Board of Directors desires to amend the Plan effective January 1, 1996, to implement the provisions of the Retirement Protection Act of 1994 with respect to the determination of the present value of a Member's Accrued Benefit and to provide a death benefit to an active or Suspended Member who dies with ten or more Years of Service, but before reaching age 55 and without a Surviving Spouse.

     B. The Plan presently provides that any act required or permitted to be taken by Cone shall be taken by the Board of Directors. For clarification and to facilitate plan administration, the Board of Directors desires to amend the Plan to provide that, in general, any action required or permitted to be taken by Cone under the Plan shall be taken by the Board of Directors, the Executive Committee of the Board of Directors or a committee appointed by the Board of Directors pursuant to Plan Section
          9.06 to which the authority to take such action has been granted.

     C. The Board of Directors also desires to update and clarify certain other provisions of the Plan and correct certain drafting errors and thereby to facilitate plan administration.

     NOW, THEREFORE, the Plan be and hereby is amended as follows, effective January 1, 1996:




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FORM 10-K                                    Page 212

Exhibit 10.1(b)   (continued)

     (1) By deleting Plan Section 1.01 in its entirety and inserting in lieu thereof the following:

          "1.01     Accredited Service for benefit
                    accrual means the years and
                    months of a Member's service on
                    and after his Participation
                    Date excluding the following:

               (a)  any period of suspended membership;

               (b)  any period of ineligibility under Section
                    1.18(a);

               (c)  any period excluded under Sections
                    1.42(b), (c) or (d);

               (d)  any period of absence following an
                    Employee's Severance from Service
                    Date and prior to his next
                    Employment Commencement Date;

               (e)  any period for which such Member
                    receives benefit credits under any
                    other pension plan of any of the
                    Companies; and

               (f)  any period  of service prior to
                    January 1, 1976 that did not
                    constitute accredited service
                    under the Plan as then in
                    effect."

               Accredited Service shall include service with a previous employer to the extent determined under Section 1.18(b)."

     (2) By deleting the last paragraph of Plan Section 1.02 and inserting in lieu thereof the following:

          "This paragraph applies only to those Members as of December 31, 1993, whose retirement benefit under Article VI is affected by the $150,000 compensation limit set forth in Code
          Section 401(a)(17) and incorporated in Plan
          Section 1.08(a).  The frozen Accrued Benefit
          for each such Member as of December 31, 1993, shall be the pension computed as of that date


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FORM 10-K                                    Page 213

Exhibit 10.1(b)   (continued)

          under Method 1 for purposes of Article VI or
          Article VII of the Plan, and such frozen Accrued
          Benefit shall be subject to increase under the fresh start formula with extended wear-away as described in Regulation 1.401(a)(4)-13(c).
          Accordingly, the Accrued Benefit as of any date after December 31, 1993, for any Member to whom this paragraph applies shall be equal to the greater of:

          (a)  the frozen Accrued Benefit as
               of December 31, 1993, plus the
               Accrued Benefit determined
               under the formula applicable to
               benefit accruals in the current
               Plan Year as applied to the
               Member's Accredited Service
               after December 31, 1993; or

          (b)  the Member's Accrued Benefit determined
               under the formula applicable to benefit
               accruals in the current Plan Year as
               applied to the Member's total Accredited
               Service before and after December 31,
               1993."

     (3) By deleting Plan Sections 1.03(c) and 1.03(d) in their entirety and inserting in lieu thereof the following:

          "(c) The present value of an Accrued Benefit shall be determined by using the assumptions set forth in paragraph 1 of Appendix A.

           (d) If this Section 1.03 is amended,
               then, to the extent required by Code
               Section 411(d)(6), the Actuarial
               Equivalent of a Member's Accrued
               Benefit on or after the date of
               change shall be determined as the
               greater of (1) the Actuarial
               Equivalent of the Accrued Benefit as
               of the date of change computed on
               the old basis, or (2) the Actuarial
               Equivalent of the total Accrued
               Benefit computed on the new basis."



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FORM 10-K                                    Page 214

Exhibit 10.1(b)   (continued)

     (4) By deleting Plan Section 1.13 in its entirety and inserting in lieu thereof the following:

          "Companies or Cone means Cone Mills
          Corporation, a North Carolina corporation, the Plan sponsor and its Affiliates. Any action required or permitted to be taken by Cone under or pursuant to the Plan shall be taken by the Board of Directors, the Executive
          Committee of the Board of Directors or a committee appointed by the Board of Directors pursuant to Plan Section 9.06 to which the authority to take such action has been granted; provided, however, that only the Board of Directors may amend or terminate the Plan."

     (5) By deleting the first sentence of Plan Section 1.19 and inserting in lieu thereof the following:
          "Employee is an individual who renders personal services for an Employer or an Affiliate and who is classified as an employee by the Employer or Affiliate."

     (6) By adding the following sentence to Plan Section 1.28(b): "Any period of unpaid leave under The Family and Medical Leave Act of 1993 shall not be treated as or counted toward a Break in Service for purposes of vesting and eligibility to participate in the Plan."

     (7) By deleting Plan Section 4.04 in its entirety and inserting in lieu thereof the following:

          "4.04     Postponed Retirement.  If a
                    Member continues his employment
                    by the Companies after age
                    sixty-five (65), payment of his
                    normal retirement benefit shall
                    be suspended and he shall be
                    given notice of the suspension
                    in accordance with ERISA
                    Section 203(a)(3)(B) and
                    regulations thereunder, but
                    such Member shall receive
                    credit for service because of
                    employment after age sixty-five
                    (65) and the percentages and

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FORM 10-K                                    Page 215

Exhibit 10.1(b)   (continued)

                    other factors used in determining his
                    benefits under the available options
                    shall include his service, compensation, age and other appropriate factors applicable to his employment after age sixty-five (65). The payment of such Member's retirement benefit shall be subject to the provisions of Sections
                    4.06 and 5.05."

     (8) By deleting Plan Sections 5.06(b) and 5.06(c) in their entirety and inserting in lieu thereof the following:

          "(b) A Member may elect to waive the normal form of benefit described in paragraph (a) during the 90-day period ending on his Annuity
          Starting Date; provided, however, that no election to waive the Qualified Joint and Survivor Annuity form of benefit shall be effective unless accompanied by a spousal consent as described in paragraph (e) below.
          During the aforesaid election period, a Member may revoke any election to waive the normal form of benefit described in paragraph (a) and, subject to any required spousal consent, may elect, revoke and elect again during the election period. If a Member effectively waives the normal form of benefit described in paragraph (a), he may elect to have the vested portion of his Accrued Benefit, subject to any required spousal consent, distributed in accordance with Plan Sections 5.01 and 5.02.

          (c)  The Pension Committee must provide each
               Member with a general written explanation of (i) the terms and conditions of his normal form of benefit under paragraph
               (a); (ii) the Member's right to make, and the effect of, an election not to receive benefits in the normal form; (iii) any required spousal consent; and (iv) the right to make and the effect of, a revocation under paragraph (b). The explanation must be provided to the Member not earlier than 90 days and, except as otherwise permitted by the Code or Regulations, not later than 30 days before his Annuity Starting Date."

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FORM 10-K                                    Page 216

Exhibit 10.1(b)   (continued)


     (9) By rewriting Plan Section 6.01(e) to read as follows:

          "(e) If a Member who has become entitled to Retirement benefits under Article IV or to vested benefits under Section 7.02 has a Termination of Employment and is reemployed, the percentages used in determining benefits at a subsequent
               Termination of Employment or Retirement
               shall be equal to the percentages which
               would be applicable under Section 6.01(a) if his total Accredited Service during all periods of membership to the Termination of Employment or Retirement date were combined; provided, however, that the pension benefit so determined shall be reduced by the Actuarial
               Equivalent value of any lump sum
               distribution or monthly payments received with respect to prior period(s) of employment in accordance with Section
               4.07."

     (10) By deleting Plan Section 8.01 in its entirety and inserting in lieu thereof the following:

          "8.01 Death of a Member without a Surviving Spouse.

               (a)  Death of Active or Suspended Member
                    Before Early Retirement Age:

                    (1)  If an active or Suspended Member
                         with fewer than ten Years of Service
                         dies before reaching age 55 and does
                         not have a Surviving Spouse, no
                         benefit shall be payable under the
                         Plan on his behalf.

                    (2)  If an active or Suspended Member
                         with ten or more Years of Service
                         dies before reaching age 55 and does
                         not have a Surviving Spouse, then
                         his Beneficiary shall be entitled to
                         120 monthly installments equal to
                         50% of the monthly pension to which
                         such Member would have been entitled


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FORM 10-K                                    Page 217

Exhibit 10.1(b)   (continued)

                         had he Separated from Service as of
                         the date of his death, survived to
                         age 55, and then elected to receive
                         payment of his Accrued Benefit under
                         Method 1 beginning as of the first
                         day of the next month.  Payment of
                         the installments provided for in
                         this subparagraph (a)(2) shall begin
                         as of the first day of the month
                         following the month in which the
                         deceased Member would have attained
                         age 55.

               (b)  Death of Active or Suspended Member After
                    Early Retirement Age But Before Annuity
                    Starting Date:

                    If an active or Suspended Member who has met the age and service requirements for Early Retirement under Section 4.02 dies before his Annuity Starting Date and he does not have a Surviving Spouse, his Beneficiary shall be entitled to 120 monthly installments equal to 50% of the monthly pension to which such Member would have been entitled had he Retired as of the date of his death and elected to receive his pension under Method 1 beginning as of the first day of the next month.

               (c)  Death after Termination of Employment:

                    (1)  Except as provided in subparagraph
                         (c)(2) below, if a Member's
                         employment terminates before he has
                         met the age and service requirements
                         for Early Retirement under Section
                         4.02 and the Member dies before his
                         Annuity Starting Date without a
                         Surviving Spouse, no benefits shall
                         be payable under the Plan on his
                         behalf.

                    (2)  If a Member's employment is
                         involuntarily terminated and he is
                         entitled to benefits under Section
                         7.04, and if such Member survives

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FORM 10-K                                    Page 218

Exhibit 10.1(b)  (continued)

                         more than thirty (30) days after his
                         Termination of Employment but dies
                         before his Annuity Starting Date,
                         and does not have a Surviving
                         Spouse, his Beneficiary shall be
                         entitled to 120 monthly installments
                         of the monthly pension which would
                         have been payable to such Member
                         under Section 5.01 beginning the
                         first of the month following the
                         date he would have attained age
                         fifty-five or the first of the month
                         following the date of his death,
                         whichever is later.

               (d)  If the present value of any benefit
                    payable under Section 8.01(a)(2), Section
                    8.01(b) or Section 8.01(c)(2) does not
                    exceed $3,500, the Pension Committee
                    shall direct the immediate distribution
                    of such amount to the Beneficiary.

               (e)  If a Member dies after his Annuity
                    Starting Date, subject to the rights of
                    an Alternate Payee under a Qualified
                    Domestic Relations Order, any pension
                    benefit payable under the Plan will be
                    paid in accordance with the method of
                    payment elected under Article V."

     (11) By deleting the last two paragraphs of Plan Section
          8.03(b) and inserting in lieu thereof the following:

          "Unless the Spouse elects a later
          starting date, the preretirement spousal death benefit under this Section 8.03(b) shall commence as of the first day of the first month in which the Member could have begun receiving a benefit under the Plan pursuant to Article IV, Section
          7.02(c) or Section 7.04 had he not died, and shall be paid to and including the month in which such Spouse dies.

          Notwithstanding the foregoing, if the
          present value of the preretirement
          spousal death benefit provided for in
          this Section 8.03(b) does not exceed

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FORM 10-K                                    Page 219

Exhibit 10.1(b)   (continued)

          $3,500, the Pension Committee shall direct the immediate distribution of such amount to the Spouse."

     (12) By deleting Plan Section 9.01(a) in its entirety and inserting in lieu thereof the following:

          "(a) Plan Fiduciaries are Cone, each Trustee or co-Trustee, the Pension Committee and any other Committee appointed pursuant to Plan Section 9.06. Each Fiduciary shall have only those powers, duties, responsibilities and obligations that are specifically assigned under the Plan or Trust Agreement. A Fiduciary may serve in more than one capacity with respect to the Plan. Cone shall appoint the Pension
               Committee and any Trustee or successor
               Trustees or co-Trustees and any other
               Fiduciaries."

     (13) By deleting the heading and the first sentence of Plan Section 9.06 and inserting in lieu thereof the following:

          "9.06"    Pension Committee and Other
                    Committees.  The Board of
                    Directors shall appoint a
                    Pension Committee and may
                    appoint other Committees from
                    time to time, each Committee to
                    consist of at least three (3)
                    persons who may, but need not
                    be, officers, directors or
                    Employees of Cone."

     (14) By deleting paragraph 1 of Appendix A and inserting in lieu thereof the following:

          "1.  Lump Sums - for purposes of
               determining single lump sums
               pursuant to Sections 7.02 and
               8.03 of the Plan:

               (a)  Mortality:  The "applicable
                    mortality table", which shall
                    mean the table prescribed under



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FORM 10-K                                    Page 220

Exhibit 10.1(b)   (continued)

                    Code Section 417(e)(3) as in effect on
                    the first day of the Plan Year of
                    distribution.

               (b)  Interest:  The "applicable interest
                    rate", which shall mean the annual
                    rate of interest on 30-year Treasury
                    securities for the month of November
                    of the calendar year preceding
                    distribution.

               Factors for computations under this
               paragraph shall be redetermined
               annually and set forth in tables
               provided by the Actuary."

     IN WITNESS WHEREOF, this Second Amendment, having been authorized by the Board of Directors of Cone Mills Corporation at a meeting duly held on December 5, 1995, is signed by the Vice President and Secretary of the Corporation on the 19 day of January, 1996.


                         CONE MILLS CORPORATION


                         By:   /s/ Terry L. Weatherford
                         Title:  Vice President and Secretary